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                                                                    EXHIBIT 23.4



                      CONSENT OF PRICEWATERHOUSECOOPERS LLP


        We hereby consent to the incorporation by reference in this Registration Statement of JDS Uniphase Corporation on Form S-8 of our Report dated July 20, 1999, except as to Note 14, which is as of July 27, 1999, relating to the financial statements of E-TEK Dynamics, Inc. as of June 30, 1998 and 1999 and for each of the three years in the period ended June 30, 1999, which report appears in E-TEK'S Annual Report on Form 10-K for the fiscal year ended June 30, 1999.





/s/     PRICEWATERHOUSECOOPERS LLP
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San Jose, CA
June 28, 2000